UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2023

SACKS PARENTE GOLF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41701	82-4938288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Calle San Pablo
Camarillo, CA 93012

(Address of principal executive offices, including ZIP code)

833-776-6659

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SPGC	Nasdaq Stock Market, LLC

Item 1.01. Entry into a Material Definitive Agreement.

On August 14, 2023, Sacks Parente Golf, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with The Benchmark Company, LLC, as representative of the several underwriters identified therein (the “Underwriters”), relating to the public offering (the “Offering”) of 3,200,000 shares of the Company’s common stock, par value $0.01 per share (the “Firm Shares”) at a public offering price of $4.00 per share for gross proceeds of approximately $12.8 million before deducting underwriting discounts, commissions and offering expenses.

Pursuant to the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the Underwriting Agreement, or to contribute to payments that the Underwriter may be required to make in respect of those liabilities. The Underwriting Agreement also contains customary representations, warranties, and conditions precedent to closing.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Security Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and were subject to limitations agreed upon by the contracting parties.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached as Exhibit 1.1 hereto, which is incorporated herein by reference.

On August 17, 2023, the Company closed the Offering. The Shares were sold at a price of $4.00 per share, generating proceeds to the Company of approximately $11.6 million after deducting underwriting discounts, commissions and offering expenses.

Item 8.01 Other Events.

On August 15, 2023, shares of the Company’s Common Stock commenced trading on the NASDAQ Capital Market under the symbol “SPGC” (the “Listing”). On August 15, 2023, the Company issued a press release with respect to the Offering and the Listing. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On August 17, 2023, the Company issued a press release with respect to the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of August 14, 2023, between the Company and The Benchmark Company LLC
99.1	Press Release of Sacks Parente Golf, Inc., dated August 15, 2023
99.2	Press Release of Sacks Parente Golf, Inc., dated August 17, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2023	SACKS PARENTE GOLF, INC.

	By:	/s/ TIMOTHY L. TRIPLETT
Timothy L. Triplett Chief Executive Officer

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